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                                                                    EXHIBIT 99.4

                                RADIOLOGIX, INC.

                             OFFER TO EXCHANGE UP TO

               $160,000,000 10 1/2% SERIES A SENIOR NOTES DUE 2008

                                       FOR

               $160,000,000 10 1/2% SERIES B SENIOR NOTES DUE 2008
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


To Registered Holders:

         We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Radiologix, Inc. (the "Company") to exchange up to $160,000,000 aggregate principal amount of its 10 1/2% Series B Senior Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for $160,000,000 aggregate principal amount of its outstanding 10 1/2% Series A Senior Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 2002 and the related Letter of Transmittal.

         Enclosed herewith are copies of the following documents:

                  1.       Prospectus dated ______________, 2002;

                  2.       Letter of Transmittal;

                  3.       Notice of Guaranteed Delivery;

                  4.       Instruction to Registered Holder from Beneficial
                           Owner; and

                  5. Letter to Clients, which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 2002 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Old Notes (a "Holder") will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in a distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in a distribution of the New Notes, (iii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the Holder and each person receiving any New Notes pursuant to the Exchange Offer understand

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that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and
(v) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities Act or, if the undersigned is an "affiliate" of the Company, that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act applicable to the undersigned. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by beneficial owner of Old Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

                         U.S. Bank National Association
                              180 East Fifth Street
                            St. Paul, Minnesota 55101
                    Attention: Specialized Finance Department
                            Corporate Trust Services
                          By Facsimile: (651) 244-1537
                          By Telephone: (800) 934-6802

                                               Very truly yours,



                                               Radiologix, Inc.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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